UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2021

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 001-32167

Delaware	76-0274813
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0801

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer, Chief Operating Officer and Director

On April 9, 2021, Mr. Cary M. Bounds and VAALCO Energy, Inc. (the “Company”), entered into a Separation and Mutual Release Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Bounds will resign from his positions as Chief Executive Officer, Chief Operating Officer and a member of the Company’s Board of Directors (the “Board”) (and any committees thereof) on April 18, 2021. Mr. Bounds will continue to be employed by the Company to assist with the transition of his duties until 5 p.m. on April 30, 2021 (the “Separation Date”). Pursuant to the Separation Agreement, Mr. Bounds will be entitled to receive (i) a cash severance payment equal to $1,164,500, less applicable withholdings and taxes, payable over a six-month period, (ii) continued group health plan coverage for Mr. Bounds, his eligible spouse and other dependents for a period of up to one year following the Separation Date, provided that Mr. Bounds, his spouse and other dependents elect to maintain group health plan coverage for such period, and (iii) $95,500 for attorneys’ fees. In addition, Mr. Bounds will be paid his base salary through the Separation Date. The Separation Agreement provides that the receipt of any benefits pursuant to the Separation Agreement is contingent upon the execution of a waiver and mutual release of claims on the Separation Date. Mr. Bounds’ departure is not related to any issues regarding disagreements with management or the Board.

The Separation Agreement also provides for certain customary covenants regarding confidentiality and non-disparagement. Upon effectiveness of the Separation Agreement, Mr. Bounds’ existing employment agreement will automatically terminate; provided, however, that certain surviving customary confidentiality provisions and restrictive covenants will remain in full force and effect.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Appointment of New Chief Executive Officer

On April 9, 2021, the Board appointed Mr. George Maxwell as Chief Executive Officer of the Company, effective April 19, 2021. Concurrent with the appointment of Mr. Maxwell, the Company and Mr. Maxwell entered into an employment agreement effective as of April 19, 2021 (the “Employment Agreement”), pursuant to which Mr. Maxwell will be entitled to receive an annual base salary of $450,000. The Employment Agreement also provides that Mr. Maxwell will be eligible to receive an annual cash bonus with a target percentage equal to 50% of his base salary and stock options and other long-term incentive awards up to 50% of his base salary. Pursuant to the Employment Agreement, the Company will pay Mr. Maxwell $22,000 per year for health benefits and $17,000 per year for pension benefits, as well as provide other customary employment benefits including paid vacation and sick leave.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. Maxwell founded Eland Oil & Gas Plc. in 2009 and served as the company’s Chief Executive Officer from September 2014 to December 2019, Chief Financial Officer from 2010 to 2014, and as a member of the board of directors from 2009 to 2019, until the company was acquired by Seplat Petroleum Development Company Pls. on December 17, 2019. Prior to founding Eland Oil & Gas Plc., Mr. Maxwell served as the business development manager for Addax Petroleum and, prior to this, commercial manager in Geneva. Mr. Maxwell joined Addax Petroleum in 2004 and held the general manager position in Nigeria, where he was responsible for finance, and fiscal and commercial activities. Prior to this, Mr. Maxwell worked with ABB Oil & Gas as vice president of finance based in the United Kingdom with responsibilities for Europe and Africa. He held a similar position in Houston, from where the organization ran its operations in ten countries. Mr. Maxwell was finance director in Singapore for Asia Pacific and Middle East, handling currency swaps and minimizing exposures during the Asian financial crisis of the late 1990s. Mr. Maxwell graduated from Robert Gordon University in Aberdeen with a Master’s in Business Administration. Mr. Maxwell is a Fellow of the Energy Institute in the UK and has formerly served on the boards of directors of Elcrest Exploration and Production Nigeria Ltd., and Westport Oil Limited.

There is no family relationship between Mr. Maxwell and any director or executive officer of the Company. There are no transactions between Mr. Maxwell and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 7.01	Regulation FD Disclosure.

On April 12, 2021, the Company issued a press release announcing the appointment of Mr. Maxwell and the resignation of Mr. Bounds. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated April 9, 2021

10.2	Employment Agreement, effective as of April 19, 2021

99.1	Press Release, dated April 12, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC. (Registrant)

Date: April 12, 2021	By:	/s/ Jason Doornik
	Name:	Jason Doornik
	Title:	Chief Accounting Officer and Controller